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                                                                    Exhibit 23.2

                      CONSENT OF STONEFIELD JOSEPHSON, INC.

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Mucho.Com, Inc.
Lafayette, California


We consent to the inclusion of our independent auditors' report dated July 26, 2000, on the financial statements of Mucho.com for the period from inception of operations on July 8, 1999 to December 31, 1999, in the registration statement on Form S-4 of Team America Corporation, to be filed on approximately August 10, 2000.

We also consent to the reference to us as experts in matters of accounting and auditing in the registration statement and prospectus.


/s/  STONEFIELD JOSEPHSON
Stonefield Josephson, Inc.
August 9, 2000